As filed with the Securities and Exchange Commission on November 10, 2009

Registration No. 333-162559

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cenveo, Inc.

and certain subsidiaries identified in the “Table of Additional Registrants” below

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation or Organization)

84-1250533

(I.R.S. Employer Identification No.)

One Canterbury Green, 201 Broad Street
Stamford, Connecticut  06901
(203) 595-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cenveo Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

84-1250534

(I.R.S. Employer Identification No.)

One Canterbury Green, 201 Broad Street
Stamford, Connecticut  06901
(203) 595-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Timothy M. Davis
General Counsel
One Canterbury Green, 201 Broad Street
Stamford, Connecticut  06901
(203) 595-3000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Kenneth A. Lefkowitz
Gary J. Simon
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York   10004
Telephone: (212) 837-6000
Facsimile: (212) 422-4726

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by Cenveo, Inc.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered (2)(3)(4)	Proposed maximum offering price per unit (4)	Aggregate maximum offering price (4)(5)(6)	Amount of registration fee (4)
Primary Offering by Cenveo, Inc.:
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Debt Securities
Warrants
Rights
Guarantees (7)
Units (8)
Primary Offering by Cenveo Corporation:
Debt Securities
Guarantees (7)
Subsidiary Guarantees by Additional Registrants
Guarantees (9)
Total			$1,000,000,000	$55,800.00	(10)
(1)	This registration statement covers both the primary offering of securities of Cenveo, Inc. and Cenveo Corporation, a wholly-owned subsidiary of Cenveo, Inc.

(2)

Also includes an indeterminate number of shares of common stock or preferred stock of Cenveo, Inc. as may be issued upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 426(b) under Securities Act of 1933, in no event will the aggregate offering price of all types of securities issued by the Registrants pursuant to this registration statement exceed $1,000,000,000.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(4)

Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(5)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(6)	Includes consideration to be received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(7)	As may be issued in connection with debt securities. Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of guarantees.

(8)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.

(9)

The guarantees will be of debt securities and will be issued by one or more of the co-registrants identified in the “Table of Additional Registrants” below, each of which is a wholly-owned direct or or indirect subsidiary of Cenveo, Inc., and will be issued without additional consideration.

(10)	Previously paid.

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Cenveo, Inc. may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is One Canterbury Green, 201 Broad Street, Stamford, Connecticut  06901, (203) 595-3000.

Name of Co-Registrant	Jurisdiction	EIN
Discount Labels, LLC	Indiana	35-1119834
Cenveo Alberta Finance LP	Alberta, Canada	N/A
Cenveo Government Printing, Inc.	Colorado	04-3671149
Cenveo Services, LLC	Colorado	20-0186643
Cenveo McLaren Morris & Todd Company	Ontario, Canada	N/A
Cenveo Commercial Ohio, LLC	Colorado	20-2017825
Cenveo Resale Ohio, LLC	Colorado	20-2017943
Cenveo Omemee LLC	Delaware	N/A
Colorhouse China, Inc.	Colorado	20-1298678
CRX JV, LLC	Delaware	74-3197673
CRX Holding, Inc.	Delaware	13-4350639
Rx Technology Corp.	Delaware	20-1151536
RX JV Holding, Inc.	Delaware	13-4350642
PC Ink Corp.	Delaware	20-1976458
Printegra Corporation	Georgia	04-3672563
Cadmus Printing Group, Inc.	Virginia	54-1770795
Washburn Graphics, Inc.	North Carolina	56-1063805
Cadmus Journal Services, Inc.	Virginia	54-0157890
Cadmus Financial Distribution, Inc.	Virginia	54-1816339
Cadmus Technology Solutions, Inc.	Virginia	58-2202553
Garamond/Pridemark Press, Inc.	Maryland	52-0786405
Cadmus Delaware, Inc.	Delaware	13-4341386
Cadmus UK, Inc.	Virginia	54-2032531
Expert Graphics, Inc.	Virginia	54-1114775
Cadmus Marketing Group, Inc.	Virginia	54-1770793
American Graphics, Inc.	Georgia	58-1092539
Cadmus Direct Marketing, Inc.	North Carolina	56-1672605
Cadmus Interactive, Inc.	Georgia	58-2172821
Cadmus Marketing, Inc.	Virginia	54-1630635
Cadmus/O’Keefe Marketing, Inc.	Virginia	54-1819514
Old TSI, Inc.	Georgia	58-1363016
Cadmus Investments, LLC	Delaware	81-0666802
Port City Press, Inc.	Maryland	52-0736485
Science Craftsman Incorporated	New York	13-2922794
Cadmus International Holdings, Inc.	Virginia	54-1770794
CDMS Management, LLC	Delaware	N/A
Vaughan Printers Inc.	Florida	59-0932455
VSUB Holding Company	Virginia	54-1706917
Madison/Graham ColorGraphics, Inc.	California	95-1761146
Madison/Graham ColorGraphics Interstate Services, Inc.	California	95-4887490
Commercial Envelope Manufacturing Co., Inc.	New York	13-1840023
Berlin & Jones Co., LLC	New York	13-4269493
Heinrich Envelope, LLC	New York	11-3641483
Cenveo CEM, LLC	Delaware	13-4366523
Cenveo CEM, Inc.	Delaware	13-4366519
CNMW Investments, Inc.	Delaware	87-0795828
Rex Corporation	Florida	59-2769876
136 Eastport Road, LLC	Delaware	94-3436726
Lightning Labels, LLC	Delaware	26-3947517
Nashua Corporation	Massachusetts	02-0170100
Nashua International, Inc.	Delaware	02-0430039

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2009

PROSPECTUS

$1,000,000,000

Cenveo, Inc.

Common Stock
Preferred Stock
Debt Securities

Guarantees
Warrants
Rights
Units

Cenveo Corporation

Debt Securities

Guarantees

Cenveo, Inc. may offer and sell from time to time, in one or more transactions, common stock, preferred stock, debt securities, guarantees of securities issued by Cenveo Corporation (a wholly-owned subsidiary of Cenveo, Inc.), warrants, rights, and units that include any of these securities. Cenveo Corporation may offer and sell from time to time, in one or more transactions, debt securities and guarantees of securities issued by Cenveo, Inc.  Cenveo, Inc. may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock, rights or warrants. The debt securities described above may be guaranteed by one or more of our other subsidiaries.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

The common stock of Cenveo, Inc. is listed on the New York Stock Exchange and trades under the symbol “CVO.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

Investing in these securities involves a high degree of risk. See the “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2009.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time.

Hereinafter in this prospectus, unless the context otherwise requires or indicates, we use the terms “the Company,” “we,” “us,” and “our” to refer to Cenveo, Inc. and its subsidiaries.  References to “Cenveo Corporation” are references to Cenveo Corporation, our wholly-owned subsidiary. References to “debt securities” are references to the debt securities that may be issued under one or more indentures. References to “securities” includes any security that we might sell under this prospectus or any prospectus supplement.  References to “$” and “dollars” are to United States dollars.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that are being offered.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.  If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.  We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or additional information, you should not rely upon it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither of the issuers is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or such supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement.  We have filed and plan to continue to file other documents with the SEC that contain information about us and our business.  Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC.  The registration statement and other reports can be read at the SEC website or at the SEC offices mentioned under the heading “Available Information.”

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all the information in the registration statement.  Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.  You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC.  This means that we can disclose important information by referring you to those documents.  You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•                  Our Annual Report on Form 10-K for the year ended January 3, 2009 filed on March 19, 2009, as amended by our Annual Report on Form 10-K/A for the year ended January 3, 2009 filed on July 30, 2009;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2009 filed on May 6, 2009, and June 27, 2009 filed on August 5, 2009, as well as the amendment to our Quarterly Report on Form 10-Q for the quarter ended March 28, 2009 filed on July 30, 2009;

•                  Our Current Reports on Form 8-K filed April 27, 2009, May 7, 2009, June 5, 2009, and October 16, 2009, as well as the amendments to our Current Reports on Form 8-K filed on June 9, 2009 and July 30, 2009;

•                  the description of our Common Stock contained in our registration statements therefor and subsequent amendments thereof; and

•                  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents.

In addition, all documents filed by Cenveo, Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  Written or telephone requests should be directed to Cenveo, Inc., One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901, Attention: Investor Relations; telephone (203) 595-3000.

CENVEO, INC.

We are a diversified printing company. Our broad portfolio of products includes labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing. We operate from a global network of printing and manufacturing, content management and distribution facilities serving a diverse base of customers substantially through our wholly-owned subsidiary, Cenveo Corporation. We were incorporated in Colorado in 1997 as the successor to Mail-Well, Inc., a Delaware corporation. We operate our business in two complementary segments: envelopes, forms and labels and commercial printing.

CENVEO CORPORATION

Cenveo Corporation was organized under the laws of the State of Delaware in 1993 and has its corporate headquarters at One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901.  All of the shares of common stock of Cenveo Corporation are held by Cenveo, Inc.  Cenveo Corporation, directly or through its subsidiaries, owns and operates substantially all of the business operations of Cenveo, Inc.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents we incorporate by reference therein or that are deemed to be a part thereof, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.  They also include statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure or other financial terms.  For a non-exhaustive list of certain forward-looking statements that are incorporated by reference into or deemed to be a part of this prospectus and any prospectus supplement, please refer to the “Item 1. Business — Cautionary Statements” and “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended January 3, 2009.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control.  If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement.  Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Item 1A. Risk Factors” and in other sections of (i) our Annual Report on Form 10-K for the year ended January 3, 2009, (ii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement, or (iii) any prospectus supplement to this prospectus.  See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them.  Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves significant risks.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement, and any related free writing prospectus.  Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

We may issue from time to time, in one or more offerings, the following securities:

•                  shares of common stock;

•                  shares of preferred stock;

•                  debt securities;

•      guarantees;

•                  warrants exercisable for debt securities, common stock or preferred stock;

•                  rights to purchase debt securities, common stock, preferred stock or other securities; and

•                  units of debt securities, common stock, preferred stock, rights or warrants, in any combination.

Cenveo Corporation may issue from time to time, in one or more offerings, the following securities:

•                  debt securities; and

•                  guarantees.

Certain of our other subsidiaries may issue from time to time, in one or more offerings, guarantees of the foregoing debt securities.

The debt securities of the Company may be guaranteed by Cenveo Corporation.  The debt securities of Cenveo Corporation will be fully and unconditionally guaranteed by Cenveo, Inc.

This prospectus contains a summary of the material general terms of the various securities that we may offer.  The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus.  Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.  The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful.  Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.  See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of Cenveo, Inc.’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended articles of incorporation, Cenveo, Inc.’s amended and restated bylaws and other applicable law.  See “Available Information.”

Cenveo, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000 shares of preferred stock, par value $0.01 per share. As of October 3, 2009, there were 61,942,208 shares of Cenveo, Inc.’s common stock and no shares of Cenveo, Inc.’s preferred stock outstanding. In addition, as of October 3, 2009, no shares of Cenveo, Inc.’s common stock or preferred stock were reserved for issuance upon conversion or exercise of outstanding stock options and awards.

The capital stock of Cenveo Corporation consists of 1,000 shares of common stock, $0.01 par value per share, all of which are outstanding and owned by Cenveo, Inc.

Common Stock

The holders of Cenveo, Inc.’s common stock are entitled to share ratably in dividends when and if declared by Cenveo, Inc.’s board of directors from funds legally available for the dividends.  In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Cenveo, Inc.’s common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any of Cenveo, Inc.’s preferred stock outstanding. Cenveo, Inc.’s common stock is neither redeemable nor convertible into another security of the Company.

Each holder of Cenveo, Inc.’s common stock has one vote for each share held on matters presented for consideration by the shareholders.

Each director of Cenveo, Inc. is elected at an annual meeting of shareholders or at any meeting of shareholders held in lieu of such annual meeting and holds office until the next annual meeting and until his or her successor has been elected and qualified.

The holders of Cenveo, Inc.’s common stock have no preemptive rights to acquire any additional shares of Cenveo, Inc.’s common stock.

Preferred Stock

Shares of Cenveo, Inc.’s preferred stock may be issued in one or more series, and Cenveo, Inc.’s board of directors is authorized to determine the designation and to fix the number of shares of each series.  Cenveo, Inc.’s board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of Cenveo, Inc.’s preferred stock. If we offer any shares of Cenveo, Inc.’s preferred stock we will file with the SEC the form of certificate of designations adopted by Cenveo, Inc.’s board of directors establishing such series of preferred stock. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the specific terms of the preferred stock offered pursuant thereto.  These terms may include:

•                  the number of shares of preferred stock in the series being offered;

•                  the title and liquidation preference per share of that series of shares of preferred stock;

•                  the dividend rate (or method for determining such rate);

•                  the dates on which dividends are intended to be paid;

•                  whether dividends on that series of Preferred Shares will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•                  any redemption or sinking fund provisions applicable to that series of preferred stock;

•                  any conversion provisions applicable to that series of preferred stock; or

•                  any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

Cenveo, Inc.’s charter provides for 25,000 authorized shares of preferred stock.  The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.  For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group.  In this regard, the charter grants Cenveo, Inc.’s board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.  The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock.  The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change of control of us.

The Colorado Business Corporation Act does not contain anti-takeover provisions.

Limitation of Liability and Indemnification Matters

Cenveo, Inc.’s bylaws provide that we are authorized to indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as it exists or may be amended, to the fullest extent permitted by it; provided that we are not permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the Company.

Under the Colorado Business Corporation Act, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person in any civil, criminal, administrative, investigative or other proceeding in which the person is involved because of that association, if (1) the person acted honestly and in good faith with a view to the best interests of the corporation or other entity, and (2) in the case of a criminal or administrative action enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.  An indemnifiable person is also entitled to indemnity for reasonable defense costs and expenses if the person fulfills the above-mentioned requirements and was not judged to have committed any fault or omitted to do anything the person ought to have done.  In the case of a derivative action, indemnity may be made only with court approval.

The Colorado Business Corporation Act does not permit any limitation of a director’s liability other than in connection with the adoption of a unanimous shareholder agreement that restricts certain powers of the directors.

Cenveo, Inc.’s bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or, unless expressly prohibited by a particular bylaw, the board of directors (i) at any regular meeting of the shareholders or of the board of directors or (ii) at any special meeting of the shareholders or of the board of directors if notice of such alternation, amendment, repeal or adoption of new bylaws shall be contained in the notice of such special meeting.

Under the Colorado Business Corporation Act, an amendment to the articles of incorporation generally requires approval by special resolution of the voting shares.  Specified amendments may also require the approval of other classes of shares.  If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Under the Colorado Business Corporation Act, the board of directors may, by resolution, make, appear or repeal any bylaw that regulates the business or affairs of the corporation.  Where the directors make, amend or repeal a bylaw, they are required under the Colorado Business Corporation Act to submit that action to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend that action by simple majority, or ordinary resolution.  If the action is rejected by shareholders, or the directors of a corporation do not submit the action to shareholders at the next meeting of shareholders, the action will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect will be effective until it is confirmed.

Listing

Cenveo, Inc.’s common stock is listed on the New York Stock Exchange and trades under the symbol “CVO.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

As specified in the prospectus supplement, the debt securities will be issued by either Cenveo Corporation or us, which, together with the subsidiaries that may guarantee the debt securities, we refer to as the “issuer,” as the case may be. Any or all of the debt securities may be issued by either Cenveo Corporation or us, or each of us may issue a portion of them.  The following sets forth certain general terms and provisions of the base indenture, to be entered into between either us or Cenveo Corporation and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time.  We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part.  When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply.  The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities.  See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.  The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the issuer, unless otherwise provided in the applicable offering material.  As indicated in the applicable offering material, the debt securities may be secured or unsecured and may be senior, senior subordinated or subordinated debt. The debt securities of the Company may be guaranteed by Cenveo Corporation.  The debt securities of Cenveo Corporation will be fully and unconditionally guaranteed by Cenveo, Inc.  See “Description of Guarantees”.

General

The indenture does not limit the amount of debt securities that may be issued thereunder.  The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•                  the identity of the issuer of such debt securities;

•                  the title and series of such debt securities;

•                  any limit upon the aggregate principal amount of such debt securities of such series;

•                  whether such debt securities will be in global or other form;

•                  the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•                  the interest rate or rates (or method by which such rate will be determined), if any;

•                  the dates on which any such interest will be payable and the method of payment;

•                  whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•                  the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•                  the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•                  the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•                  any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•                  the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•                  any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•                  the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•                  the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•                  if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•                  any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•                  whether such debt securities will be subject to defeasance or covenant defeasance;

•                  the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•                  any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•                  the terms, if any, on which such debt securities will be subordinate to other debt of the issuer;

•                  whether such debt securities will be guaranteed and the terms thereof;

•                  whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee.

•                  whether such debt securities will be secured by collateral and the terms of such security; and

•                  any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the applicable subsidiary guarantors.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the issuer, except to the limited extent described below under “—Consolidation, Merger and Sale of Assets.”

In the future we or one or more of our subsidiaries (including Cenveo Corporation) may also issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we or our subsidiaries issue be issued under the indenture described in this prospectus. Any other debt securities that we or our subsidiaries issue may be issued under other indentures or instruments containing provisions that differ from those included in the indentures or that are applicable to one or more issues of debt securities described in this prospectus.

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the issuer and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)           change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b)           reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c)           modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)           make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the issuer and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)           to evidence the succession of another corporation to the issuer and the assumption by any such successor of the covenants of the issuer in such indenture and in the debt securities issued thereunder;

(b)           to add to the covenants of the issuer or to surrender any right or power conferred on the isuer pursuant to the indenture;

(c)           to establish the form and terms of debt securities issued thereunder;

(d)           to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e)           to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f)            to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g)           to add any additional events of default with respect to all or any series of debt securities;

(h)           to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)            to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)            to pledge to the trustee as security for the debt securities of any series any property or assets;

(k)           to add guarantees in respect of the debt securities of one or more series;

(l)            to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)          to provide for certificated securities in addition to or in place of global securities;

(n)           to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)           with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in issuer’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the issuer, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)           to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)           default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)           default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c)           default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)           failure by the issuer for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the issuer is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e)           certain events of bankruptcy, insolvency or reorganization of the issuer; and

(f)            any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable.  If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law.  Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders.  The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.  The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act.  Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the issuer may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the issuer’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts.  The issuer will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.  The issuer will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports.  So long as any debt securities of a particular series are outstanding under an indenture, the issuer will file with the trustee, within 30 days after the issuer has filed the same with the SEC, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants.  Any additional covenants of the issuer with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.  Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the issuer, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the issuer, (b) the holder of debt securities may cause the issuer to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The issuer or any affiliate of the issuer may at any time or from time to time repurchase any debt security in the open market or otherwise.  Such debt securities may, at the option of the issuer or the relevant affiliate of the issuer, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the issuer may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)           all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b)           (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the issuer irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii)           the issuer delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the issuer to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the issuer and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the issuer may omit to comply with the covenant under “—Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “—Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “—Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)           the issuer has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b)           such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the issuer is a party or by which it is bound;

(c)           no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the issuer shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the issuer’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)           the issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)            if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)           any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the issuer’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)           the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b)           the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c)           the rights, powers, trusts, duties and immunities of the trustee, and the issuer’s obligations in connection therewith; and

(d)           the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

Cenveo, Inc. may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. The issuer may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities.  The issuer may also issue a series of warrants under a separate warrant agreement to be entered into between the issuer and a warrant agent.  The warrant agent will act solely as the issuer’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that the issuer may issue.  The summary is not complete.  When warrants are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus.  See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•                  the title of the warrants;

•                  the total number of warrants;

•                  the price or prices at which the warrants will be issued;

•                  the currency or currencies that investors may use to pay for the warrants;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  whether the warrants will be issued in registered form or bearer form;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•                  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•                  if applicable, a discussion of material United States federal income tax considerations;

•                  if applicable, the terms of redemption of the warrants;

•                  the identity of the warrant agent, if any;

•                  the procedures and conditions relating to the exercise of the warrants; and

•                  any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

The issuer may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between the issuer and a bank, trust company, or other financial institution as warrant agent.  The issuer may add, replace, or terminate warrant agents from time to time.  The issuer may also choose to act as its own warrant agent or may choose one of its subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as the issuer’s agent in connection with the warrants issued under that agreement.  The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants.  Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.  Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

The issuer may issue the warrants in registered form or bearer form.  Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, the issuer may issue warrants in non-global form, i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporate by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.  Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or free writing prospectus, the issuer will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

General

Cenveo, Inc. may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.  In connection with any offering of such rights, the issuer may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which the issuer will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material.  The rights agent will act solely as the issuer’s agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer.  The summary is not complete.  When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time the issuer issues a series of rights.  See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•                  In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•                  In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•                  the exercise price payable for each share of debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•                  the number and terms of the shares of debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•                  the extent to which the rights are transferable;

•                  the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•                  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•                  any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Debt Securities” and “Description of Capital Stock,” will apply, as applicable, to any rights we offer.

DESCRIPTION OF GUARANTEES

We will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and any interest on the debt securities of Cenveo Corporation when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.  Cenveo Corporation may guarantee the due and punctual payment of the principal of, premium, if any, and any interest on our debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.  Certain other wholly-owned direct or indirect subsidiaries of Cenveo, Inc. may also guarantee the due and punctual payment of, premium, if any, and any interest on our debt securities or on the debt securities of Cenveo Corporation when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.  The guarantees of the debt securities will be endorsed on the debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by a guarantor.  Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees.  Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (x) a guarantee was incurred by a guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) the issuer of such guarantee did not receive fair consideration or reasonably equivalent value for issuing its guarantee and such issuer (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that such issuer would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of such issuer’s other creditors.  To the extent any issued guarantee was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by the issuer of the guarantee could cease to have any claim against such issuer and would be creditors solely of the issuer of the debt securities.

We believe that the issuances of the guarantees are not fraudulent conveyances.  There can be no assurance, however, that a court passing on such questions would reach the same conclusions.  In rendering their opinions on the validity of the senior debt securities and senior subordinated securities and, if applicable, the related guarantees, neither our counsel nor counsel for any initial purchaser will express any opinion as to federal or state laws relating to fraudulent transfers.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock or warrants.  The issuer will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that the issuer may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable.  See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•                  whether the units will be issued in fully registered or global form; and

•                  any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges of the Company for the periods indicated.  For purposes of computing the ratio of earnings to fixed charges, earnings represents income (loss) from continuing operations before income taxes and fixed charges.

	Year ended January 1, 2005		Year ended December 31, 2005		Year ended December 30, 2006		Year ended December 29, 2007	Year ended January 3, 2009		Six months ended June 27, 2009
Ratio of Earnings to Fixed Charges	0.3x	(1)	—	(1)	0.6x	(1)	1.3x	—	(1)	0.4x	(1)

(1)        For the years ended January 1, 2005, December 31, 2005, December 30, 2006, and January 3, 2009 and for the six months ended June 27, 2009, earnings were inadequate to cover fixed charges by approximately $56.0 million, $105.8 million, $32.3 million, $315.6 million and $36.1 million, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes, including, without limitation, repayment of indebtedness, acquisitions, and working capital.

PLAN OF DISTRIBUTION

The issuer may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise.  The issuer will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

•                  the name or names of underwriters, if any;

•                  the purchase price of the securities and the proceeds the issuer will receive from the sale;

•                  any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•                  any initial public offering price;

•                  any commissions paid to agents;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•                  block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•                  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                  sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•                  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from the issuer or from the purchasers of the securities.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

The issuer may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities offered though this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom the issuer sells securities under this prospectus for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, the issuer cannot assure you of the liquidity of, or continued trading markets for, any securities that it offers.

Agents may, from time to time, solicit offers to purchase the securities.  If required, the issuer will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, the issuer will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

The issuer may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities may occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  The issuer cannot guarantee the liquidity of the trading markets for any securities.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for the issuer by Timothy M. Davis, our Senior Vice President, General Counsel and Secretary, or Hughes Hubbard & Reed LLP, New York, New York. Mr. Davis owns shares of our common stock and options exercisable for our common stock.

EXPERTS

The consolidated financial statements of Cenveo, Inc. for the year ended December 30, 2006 (including schedule appearing therein), incorporated by reference herein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements and the related financial statement schedule as of and for the year ended December 29, 2007, incorporated by reference herein from Cenveo, Inc.’s Annual Report on Form 10-K, for the year ended January 3, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes), which is incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Cenveo, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$55,800
Accounting fees and expenses*	50,000
Legal fees and expenses*	50,000
Listing fees	**
Printing fees*	5,000
Trustee fees and expenses*	10,000
Miscellaneous fees and expenses*	4,200
Total	$175,000

*	Estimated solely for the purposes of this Item. Actual expenses may vary.
**	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.  Indemnification of Directors and Officers

The California Corporations

California General Corporation Law.    Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

Madison/Graham ColorGraphics, Inc. and Madison/Graham ColorGraphics Interstate Services, Inc.

The articles of incorporation of these registrants authorize indemnification of directors and officers.  The bylaws require indemnification of directors and officers.

The Colorado Corporations

Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstances, as well as providing for elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding.

A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Cenveo, Inc.

Article V of the Articles of Incorporation of the Company reads as follows:

“The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.”

Article VI of the Articles of Incorporation of the Company reads as follows:

“There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director’s duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.”

Article VIII of the Bylaws of the Company reads as follows:

“The corporation shall be authorized to indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as the same exists or may hereafter be amended (the “Act”), to the fullest extent permitted by the Act; provided, however, that the corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.”

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company’s Articles of Incorporation.

Cenveo, Inc. maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.

Cenveo, Inc. also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Colorado law with respect to indemnification. The indemnification agreements provide that Cenveo, Inc. will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any reasonable expense, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Cenveo Government Printing, Inc. and Colorhouse China, Inc.

The certificate of incorporation or bylaws of each of the Colorado corporations authorizes the corporation to indemnify its officers and directors.

The Colorado Limited Liability Companies

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company. A limited liability company is not permitted under the Colorado Limited Liability Company Act to indemnify a director in connection with: (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) any other proceeding, in which the director was adjudged liable on the basis that the director derived an improper personal benefit, whether or not involving action in an official capacity.

Cenveo Services, LLC, Cenveo Commercial Ohio, LLC and Cenveo Resale Ohio, LLC

The certificate of formation, limited liability company agreement or operating agreement of the Colorado limited liability companies permits or requires indemnification of managers, members, directors and officers.

The Delaware Corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Cenveo Corporation

Article V of the Certificate of Incorporation of Cenveo Corporation reads as follows:

“The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware if any such person is made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.”

Article VIII of the Bylaws of Cenveo Corporation read as follows:

“The corporation shall be authorized to indemnify any person entitled to indemnity under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“DGCL” ) to the fullest extent permitted by the DGCL; provided, however, that the corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.”

CRX Holding, Inc., Rx Technology Corp., RX JV Holding, Inc., PC Ink Corp., Cadmus Delaware, Inc., Cenveo CEM, Inc., CNMW Investments, Inc., and Nashua International, Inc.

The certificate of incorporation or bylaws of each of the Delaware corporations above permit or require indemnification of directors and officers.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act.    Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Cenveo Omemee LLC, Cadmus Investments, LLC, CDMS Management, LLC, Cenveo CEM, LLC, Lightning Labels, LLC

The certificate of formation, limited liability company or operating agreement of each of the Delaware limited liability companies permits or requires indemnification of directors and officers.

136 Eastport Road, LLC and CRX JV, LLC

The certificate of formation and limited liability agreement are silent on indemnification

The Florida Corporations

Florida Business Corporation Act.    Section 607.0850 of the Florida Business Corporation Act (“FLBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA. Section 607.0850 of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Vaughn Printers Incorporated

The articles of incorporation and bylaws are silent on indemnification.

Rex Corporation

The articles of incorporation or bylaws permit indemnification.

The Georgia Corporations

Georgia Business Corporation Code.    Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Printegra Corporation, Cadmus Interactive, Inc., and Old TSI, Inc.

The articles of incorporation or bylaws of the Georgia corporations permit indemnification of directors and officers.

American Graphics, Inc.

The articles of incorporation or bylaws are silent on indemnication.

The Indiana Limited Liability Company

Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Discount Labels, LLC

The limited liability company agreement or certificate of formation requires indemnification.

The Maryland Corporations

Maryland General Corporation Law.    Under Section 2-418 of the Maryland General Corporation Law (“MDGCL”), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Garamond/Pridemark Press, Inc. and Port City Press, Inc.

The certificate of incorporation or bylaws of the Maryland corporations permit or require indemnification of directors and officers.

The Massachusetts Corporation

Massachusetts law permits a corporation to provide indemnification of directors, officers, employees and other agents against expenses in a derivative or third party action, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated not to have acted (1) in good faith in the reasonable belief that his action was in the best interests of the corporation or (2) to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan.  Indemnification provided by a Massachusetts corporation is permitted to the extent authorized by (1) the corporation’s articles of organization, (2) a bylaw adopted by the shareholders or (3) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.  Under Massachusetts law, expenses incurred by an officer or director in defending an action may be paid in advance if such director or officer undertakes to repay such amounts should it be determined ultimately that he is not entitled to indemnification.  Additionally, Massachusetts law permits a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Under Massachusetts law, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.  However, under Massachusetts law, a charter provision limited director liability cannot limit or eliminate the liability of a director (1) for breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for the unlawful payment of dividends, unlawful repurchases or redemptions of stock, improper loans to insiders, or (4) for any transactions from which the director derived an improper personal benefit.

Nashua Corporation

Nashua Corporation’s articles of organization and bylaws contain provisions that provide indemnification to the fullest extent permitted by Massachusetts law.

The New York Corporations

New York Business Corporation Law.    Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

Science Craftsman Incorporated and Commercial Envelope Manufacturing Co., Inc.

The certificate of incorporation or bylaws of the New York corporations are silent on indemnification.

The New York Limited Liability Companies

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Berlin & Jones Co., LLC and Heinrich Envelope, LLC

The certificate of incorporation or bylaws of the New York limited liability companies are silent on indemnification.

The North Carolina Corporation

North Carolina Business Corporation Act.    Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Cadmus Direct Marketing, Inc.

The bylaws require for indemnification of officers and directors.

Washburn Graphics, Inc.

The bylaws permit for indemnification of officers.

The Virginia Corporations

Cadmus International Holdings, Inc., Cadmus Journal Services, Inc., Cadmus Marketing Group, Inc., Cadmus Marketing, Inc., Cadmus Printing Group, Inc., Cadmus Technology Solutions, Inc., Cadmus UK, Inc., Cadmus/O’Keefe Marketing, Inc., Expert Graphics, Inc., and VSUB Holding Company

Virginia Stock Corporation Act.    The Virginia Stock Corporation Act (“VASCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

VSUB Holding Company

The articles of incorporation or bylaws of the Virginia corporations permit or require indemnification of officers and directors.

Item 16.  Exhibits

See Exhibit Index.

Item 17.  Undertakings

The undersigned Registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)           That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

CENVEO, INC.

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/Kenneth P. Viret	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

*	Director	November 10, 2009
Gerald S. Armstrong

*	Director	November 10, 2009
Leonard C. Green

*	Director	November 10, 2009
Mark J. Griffin

*	Director	November 10, 2009
Robert B. Obernier

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

CENVEO CORPORATION

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF ENTITIES LISTED ON
SCHEDULE A

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF THE ENTITIES LISTED ON
SCHEDULE B

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

/s/ Kenneth P. Viret	Sole Member	November 10, 2009
Commercial Envelope Manufacturing Co., Inc. by Kenneth P. Viret, Chief Financial Officer

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF THE ENTITIES LISTED ON
SCHEDULE C

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

/s/ Kenneth P. Viret	Sole Member	November 10, 2009
Cenveo Corporation by Kenneth P. Viret, Chief Financial Officer

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF THE ENTITIES LISTED ON
SCHEDULE D

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer and Manager (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF THE ENTITIES LISTED ON
SCHEDULE E

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

/s/ Kenneth P. Viret	Member	November 10, 2009
Cenveo Corporation, by Kenneth P. Viret, Chief Financial Officer

/s/ Kenneth P. Viret	Member	November 10, 2009
RX JV Holding, Inc., by Kenneth P. Viret, Chief Financial Officer

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF THE ENTITIES LISTED ON SCHEDULE F

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Sole Manager and Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

/s/ Kenneth P. Viret	Sole Member	November 10, 2009
Cenveo Corporation by Kenneth P. Viret, Chief Financial Officer

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

CRX JV, LLC

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

/s/ Kenneth P. Viret	Member	November 10, 2009
Cenveo Corporation, by Kenneth P. Viret, Chief Financial Officer

/s/ Kenneth P. Viret	Member	November 10, 2009
Discount Labels, LLC, by Kenneth P. Viret, Chief Financial Officer

/s/ Kenneth P. Viret	Member	November 10, 2009
RX JV Holding, Inc., by Kenneth P. Viret, Chief Financial Officer

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of November, 2009.

EACH OF THE ENTITIES LISTED ON SCHEDULE G

By:	/s/ Kenneth P. Viret
	Name:	Kenneth P. Viret
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer (Principal Executive Officer)	November 10, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 10, 2009
Kenneth P. Viret

/s/ Kenneth P. Viret	General Partner	November 10, 2009
Cenveo Corporation by Kenneth P. Viret, Chief Financial Officer

*By: /s/ Kenneth P. Viret
Kenneth P. Viret, attorney-in-fact

Schedule A

AMERICAN GRAPHICS INC.

CADMUS DELAWARE, INC.

CADMUS DIRECT MARKETING, INC.

CADMUS FINANCIAL DISTRIBUTION, INC.

CADMUS INTERACTIVE, INC.

CADMUS INTERNATIONAL HOLDINGS, INC.

CADMUS JOURNAL SERVICES, INC.

CADMUS MARKETING GROUP, INC.

CADMUS MARKETING, INC.

CADMUS/O’KEEFE MARKETING, INC.

CADMUS PRINTING GROUP, INC.

CADMUS TECHNOLOGY SOLUTIONS, INC.

CADMUS UK, INC.

CENVEO CEM, INC.

CENVEO GOVERNMENT PRINTING, INC.

CNMW INVESTMENTS, INC.

COLORHOUSE CHINA, INC.

COMMERCIAL ENVELOPE MANUFACTURING CO., INC.

CRX HOLDING, INC.

EXPERT GRAPHICS, INC.

GARAMOND/PRIDEMARK PRESS, INC.

MADISON/GRAHAM COLORGRAPHICS, INC.

MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.

NASHUA CORPORATION

NASHUA INTERNATIONAL, INC.

OLD TSI, INC.

PC INK CORP.

PORT CITY PRESS, INC.

PRINTEGRA CORPORATION

REX CORPORATION

RX JV HOLDING, INC.

RX TECHNOLOGY CORP.

SCIENCE CRAFTSMAN INCORPORATED

VAUGHAN PRINTERS INCORPORATED

VSUB HOLDING COMPANY

WASHBURN GRAPHICS, INC.

CENVEO ALBERTA FINANCE LP

Schedule B

BERLIN & JONES CO., LLC

HEINRICH ENVELOPE, LLC

Schedule C

LIGHTNING LABELS, LLC

136 EASTPORT ROAD, LLC

Schedule D

CADMUS INVESTMENTS, LLC

CDMS MANAGEMENT, LLC

CENVEO OMEMEE LLC

Schedule E

CENVEO CEM, LLC

Schedule F

CENVEO COMMERCIAL OHIO, LLC

CENVEO RESALE OHIO, LLC

CENVEO SERVICES LLC

DISCOUNT LABELS, LLC

Schedule G

MCLAREN MORRIS & TODD COMPANY

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to Debt Securities.

1.2*	Form of Underwriting Agreement with respect to Common Stock.

1.3*	Form of Underwriting Agreement with respect to Preferred Stock.

1.4*	Form of Underwriting Agreement with respect to Warrants.

1.5*	Form of Underwriting Agreement with respect to Units.

4.1

Articles of Incorporation of Cenveo, Inc.—incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997.

4.2

Amendment to Articles of Incorporation of Cenveo, Inc. —incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004.

4.3

Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc.—incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005.

4.4

Amended and Restated Bylaws of Cenveo, Inc.—incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007.

4.5

Indenture dated as of February 4, 2004 between Mail-Well I Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, and Form of Senior Subordinated Note and Guarantee relating to Mail-Well I Corporation’s 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed February 27, 2004.

4.6

Supplemental Indenture, dated as of June 21, 2006 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed June 27, 2006.

4.7

Third Supplemental Indenture, dated as of March 7, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

4.8

Fourth Supplemental Indenture, dated as of July 9, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.9

Fifth Supplemental Indenture, dated as of August 30, 2007 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004 relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2007, filed November 8, 2007.

4.10

Sixth Supplemental Indenture, dated as of April 16, 2008 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, filed August 7, 2008.

4.11

Seventh Supplemental Indenture, dated as of August 20, 2008 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.12

Eighth Supplemental Indenture, dated as of October 15, 2009 among Cenveo Corporation (f/k/a Mail-Well I Corporation), the Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture dated as of February 4, 2004, relating to the 7 7/8% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) October 15, 2009, as filed with the SEC on October 16, 2009.

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4.13

Indenture, dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and Wachovia Bank, National Association, as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9 to Cadmus Communications Corporation’s registration statement on Form S-4 filed August 24, 2004.

4.14

First Supplemental Indenture, dated as of March 1, 2005, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein, and Wachovia Bank, National Association, as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9.1 to Cadmus Communications Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 13, 2005.

4.15

Second Supplemental Indenture, dated as of May 19, 2006, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.9.2 to Cadmus Communications Corporation’s Annual Report on Form 10-K for the year ended July 1, 2006, filed September 13, 2006.

4.16

Third Supplemental Indenture, dated as of March 7, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

4.17

Fourth Supplemental Indenture, dated as of July 9, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.18

Fifth Supplemental Indenture, dated as of August 30, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2007, filed November 8, 2007.

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4.19

Sixth Supplemental Indenture, dated as of November 7, 2007, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, filed on March 28, 2008.

4.20

Seventh Supplemental Indenture, dated as of April 16, 2008, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, filed on August 7, 2008.

4.21

Eighth Supplemental Indenture, dated as of August 20, 2008, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.18 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.22

Ninth Supplemental Indenture, dated as of October 15, 2009, to the Indenture dated as of June 15, 2004, among Cenveo Corporation (as successor to Cadmus Communications Corporation), the Guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee, relating to the 8 3/8% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) October 15, 2009, as filed with the SEC on October 16, 2009.

4.23

Indenture, dated as of June 13, 2008, between Cenveo Corporation and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

4.24

Guarantee by Cenveo, Inc. and the other guarantors named therein relating to the 10½% Notes of Cenveo Corporation —incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

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4.25

First Supplemental Indenture, dated as of August 20, 2008, to the Indenture of June 13, 2008 among Cenveo Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.21 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2008, filed November 5, 2008.

4.26

Second Supplemental Indenture, dated as of October  15, 2009, to the Indenture of June 13, 2008 among Cenveo Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 10½% Notes of Cenveo Corporation—incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) October 15, 2009, as filed with the SEC on October 16, 2009.

4.27

Registration Rights Agreement dated as of June 13, 2008, among Cenveo Corporation, Cenveo, Inc., the other Guarantors named therein and Lehman Brothers Inc.—incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) June 9, 2008, filed June 13, 2008.

4.28**	Form of Indenture (including Form of Debt Securities) with respect to Debt Securities.

4.29*	Form of Specimen Preferred Stock Certificate.

4.30*	Form of Certificate of Designation of Preferred Stock.

4.31*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities.

4.32*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock.

4.33*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock.

4.34*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units.

4.35*	Form of Unit Agreement (including Unit Certificate).

4.36*	Form of Rights Agreement (including Form of Rights Certificate).

4.37**	Certificate of Incorporation of Cenveo Corporation.

4.38**	Bylaws of Cenveo Corporation.

4.39

Credit Agreement dated as of June 21, 2006 among Cenveo Corporation, Cenveo, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto—incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) June 21, 2006, filed June 27, 2006.

4.40

First Amendment, dated as of March 7, 2007, to Credit Agreement dated as of June 21, 2006, among Cenveo Corporation, Cenveo, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto—incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed May 9, 2007.

5

4.41

Credit Agreement Supplement, dated as of July 9, 2007, to Credit Agreement dated as of June 21, 2006, among Cenveo Corporation, Cenveo, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto—incorporated by reference to Exhibit 10.2 the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed August 8, 2007.

4.42

Third Amendment, dated as of April 24, 2009, to Credit Agreement, dated as of June 21, 2006, as amended, among Cenveo Corporation, Cenveo, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto—incorporated by reference to the Company’s Current Report on Form 8-K filed April 27, 2009.

4.43

Registration Rights Agreement dated February 4, 2004, between Mail-Well I Corporation and Credit Suisse First Boston LLC, as Initial Purchaser, relating to Mail-Well I Corporation’s 7⅞% Senior Subordinated Notes due 2013—incorporated by reference to Exhibit 4.6 to registrant’s annual report on Form 10-K for the year ended December 31, 2003.

4.44

Registration Rights Agreement, dated June 15, 2004, among Cadmus Communications Corporation, the Guarantors named therein and Wachovia Capital Markets, LLC and Banc of America Securities LLC on behalf of the Initial Purchasers, relating to the 8⅜% Senior Subordinated Notes due 2014—incorporated by reference to Exhibit 4.10 to Cadmus Communications Corporation’s registration statement on Form S-4 filed August 24, 2004.

5.1***	Opinion of Timothy M. Davis, the Company’s General Counsel.

12.1**	Statement regarding computation of ratio of earnings to fixed charges.

23.1***	Consent of Timothy M. Davis (included in Exhibit 5.1).

23.2***	Consent of Grant Thornton LLP.

23.3***	Consent of Deloitte & Touche LLP.

23.4***	Consent of Ernst & Young LLP.

24.1**	Powers of Attorney (included on signature page to this registration statement).

24.2**	Power of Attorney of Robert G. Burton, Jr

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities).

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.

**	Previously filed.
***	Filed herewith.

6